Exhibit 1.01
Frequency Electronics, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2017

This Conflict Minerals Report for the year ended December 31, 2017 has been prepared by Frequency Electronics, Inc. (“Frequency” or the “Company,” “we,” “us,” or “our”) and is filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), on a consolidated basis, in accordance with the instructions to Form SD, as modified by the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the SEC on April 29, 2014 (the “SEC Statement”).
The Rule was adopted by the SEC to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act).  The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products.  Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TGs) for the purposes of this assessment.  These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict in the Democratic Republic of Congo or an adjoining country (collectively, the “Covered Countries”).

In accordance with the instructions to Form SD, as modified by the SEC Statement, this Report outlines the diligence measures undertaken by the Company to assess the source and chain of custody of necessary Conflict Minerals in its supply chain.  This Report is not subject to an independent private sector audit in accordance with the instructions to Form SD and the guidance set forth in the SEC Statement.

1. Company Overview

Frequency designs, develops and manufactures high precision timing, frequency control and synchronization products for space and terrestrial applications.  Frequency’s products are used in satellite payloads and in other commercial, government and military systems including C4ISR (“Command, Control, Communication, Computer, Intelligence, Security and Reconnaissance”), missiles, aircraft, GPS, secure radios, energy exploration and wireline and wireless communication networks.  Frequency has received over 100 awards of excellence for achievements in providing high performance electronic assemblies for over 150 space and DOD programs.  The Company invests significant resources in research and development and strategic acquisitions world-wide to expand its capabilities and markets.

2. Products Overview

The Company’s largest business area is satellite payloads.  We provide master timing systems, power converters, and frequency generation, synthesis and distribution systems.  We are currently addressing new opportunities for frequency converters, transmitters and receivers,. These products support primary and hosted payloads for both commercial and U.S. government end-use.  Frequency’s products are also incorporated into a variety of C4ISR and, electronic warfare systems, as well as other defense electronics applications for the U.S. government on land, sea and air-borne platforms.

Our commercial markets also include network infrastructure and other industrial uses.  The Company’s products support precise signal synchronization in mobile communication networks to maintain quality of service.  Our products support expanded bandwidth and security in public and enterprise networks.  Frequency provides remote terminal units (“RTU”) for management of networks such as power grids and gas lines as well as specialized timing technology for oil and gas exploration.
Based upon Frequency’s internal assessment, most of the electronic system and subsystem products that we manufacture contain one or more of the 3TGs that are necessary to their functionality or production.

3. Supply Chain Overview and Survey

In order to manage the scope of the required diligence and information gathering, Frequency has relied upon our suppliers to provide information on the origin of the 3TGs contained in components and materials supplied to us, including sources of 3TGs that are supplied to them from sub-tier suppliers.  We integrated a responsible sourcing of minerals requirement through the adoption of our Conflict Minerals Policy and all purchase orders recommend that we source 3TG material in the DRC and covered countries that have been certified to be conflict free.  Our suppliers are expected to provide the 3TG-sourcing information to us in accordance with our Policy and to work with their suppliers to trace the source of the raw materials.  We have also created follow-up processes (including e-mail communication) to identify and escalate any identified issues associated with non-responsive or problematic responses to our supplier survey and chain of custody diligence.  The Policy is posted on our website at: www.freqelec.com under the Vendors & Suppliers link.  The content of our website as referred to in this Report is included for general information only and is not incorporated by reference into this Report.

Frequency has performed a comprehensive analysis of our product components, and the role that suppliers play throughout our manufacturing and product delivery processes.  We defined the scope of our 3TG due diligence by identifying and reaching out to our current suppliers that provide components or engage in manufacturing activities that are likely to contain 3TGs.  We utilized the standard tools provided by the Responsible Minerals Initiative (RMI), including the template developed by RMI, known as the Conflict Minerals Reporting Template (the “CMRT”).  The CMRT has been widely adopted by many companies in their due diligence processes related to 3TGs.  The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.  It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use.  In addition, the CMRT contains questions about the origin of conflict minerals included in the products, as well as supplier due diligence.  Written instructions and recorded training illustrating the use of the tool is available on RMI’s, website.

To determine whether the necessary 3TGs in our products originated in the Covered Countries, we utilized a third-party service provider. For the reporting period ended December 31, 2017, we sent a request for CMRTs to each of our suppliers through our service provider.  Our position in the supply chain is remote; we do not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain with the 3TG.  However, we do rely upon industry efforts, such as RMI, to influence smelters and refiners to be audited and certified through RMI’s Responsible Minerals Assurance Process (RMAP).

Due to the size, breadth and complexity of our products, and the constant evolution of our supply chain, it is difficult to identify all of the actors upstream from our direct suppliers.  We have identified 233 direct suppliers for our instruments, systems and subsystems that are within the scope of our conflict minerals supply chain.  Of these 233 suppliers, we received 166 responses to our request for information.  We have relied on the responses from these suppliers to provide us with information about the source of 3TGs contained in the components supplied to us.  Our direct suppliers are similarly reliant upon information provided by their suppliers.

For 2017, we expanded our program to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on the following six-question framework:
•	Questions 1 and 2 are minimum requirements for the CMRT
o
If suppliers state (via Q1 and Q2) that their products do not contain 3TGs necessary to the function or production of said products, then no further information is required and no further data validation is completed.

•	Question 3 – Do any of your 3TGs originate from the covered countries?
o	Any supplier that has any 3TGs from the covered countries, even 1 positive response from their supply chain must answer yes.
•	Question 4– is 100% of the 3TG in question from a recycled source?
•	Question 5 – Have you received info from all relevant 3TG Suppliers?
o	If you have not answered “100%”, then you cannot make definitive statements for Questions 3, 4 and 6
•	Question 6 – Have you identified all your Smelters and refiners?
o	If the answer here is yes, then question 5 must be yes. This also impacts question 3.

All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers are contacted with regards to invalid forms and are encouraged to submit a valid form. As of April 27, 2018, there were 11 invalid supplier submissions that could not be corrected.

With the help of our service provider, we compared the list of smelters and refiners provided in our suppliers’ responses to the lists of smelters maintained by RMI and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on RMI’s list of validated conflict free smelters and refiners of 3TG.  As of the date of this filing, our suppliers identified a total of 317 smelters and refiners that appear on the lists maintained by RMI. Of these 317 smelters and refiners, 256 are validated as conflict-free by RMI, and, based on information provided by RMI, a further 9 have agreed to undergo or are currently undergoing a third-party audit.

We continued to receive supply chain responses to the CMRT request through April 27, 2018.  Despite having conducted a good faith diligence inquiry, we have been unable to determine the origin of all of the 3TGs used in our instruments, systems and subsystems. This is owing to the fact that most CMRTs received were created on a company-wide or division-wide level.  This does not enable us to identify which smelters or refiners listed by our suppliers actually processed the 3TG contained in our products.

We have learned through this engagement with our suppliers that the breadth and complexity of Frequency’s products and supply chain have made it complicated to obtain the necessary verifications from many of our suppliers on the origin of all of the minerals.  By using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard RMI/RMAP program, and continuing our outreach efforts, we hope to develop further transparency into our supply chain as our diligence efforts continue in the future.

4.  Design of Our Due Diligence and Description of the Due Diligence Process

As noted above, our due diligence processes and efforts have been developed by utilizing the standard tools provided by RMI, including CMRT.  We designed our due diligence process, management systems and measures to conform in all material respects with the 5-step framework set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals for Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten, and the Supplement on Gold (Third Edition 2016) (the “Guidance”), together with additional guidance and information from RMI.

Our conflict minerals due diligence process includes: the development of a Conflict Minerals Policy, establishment of governance structures with cross-functional team members and senior executives, communication and engagement with suppliers, due diligence compliance process and measurement, recordkeeping, and escalation procedures.  As part of our diligence process, we have set forth a documentation and record maintenance mechanism to ensure the retention of relevant documentation in a structured electronic database.

We established a management protocol, which included the development of a Conflict Minerals Task Force led by our Executive Vice President, Chief Financial Officer, Director of Purchasing, and a team of leaders from relevant functions such as, purchasing, quality assurance, manufacturing and marketing.  The Task Force, under the leadership of the Director of Purchasing, is responsible for implementing our conflict minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts on a regular basis, including periodic reports to the Audit Committee of the Board of Directors on our due diligence process and compliance obligations.

As we move forward with the continued implementation of our due diligence program, we intend to take the following steps to mitigate any possible risk that the necessary 3TGs in our products could benefit armed groups in the DRC or adjoining countries:

• Enhance supplier communication, training and escalation process to improve due diligence data accuracy and completion.

• Continue to influence additional smelters to obtain conflict-free status through our supply chain, where possible.

Frequency will work with suppliers who are verified as sourcing from non-conflict-free smelters to move towards using conflict-free smelters within a reasonable time frame.  The time frame will be dependent on the criticality of the specific part and the availability of alternative suppliers.

Due Diligence Process

At the outset of our 2017 diligence process, we elected to survey our entire known component and outsourced manufacturing (OEM, ODM, CM) supply chain, which consisted of 233 suppliers who were within the scope of our 3TG supply chain.  Our foreign subsidiaries, Gillam-FEI (Belgium) and FEI-Asia (China) did not participate in the process during previous years, including 2017.  For the 2017 reporting year, Frequency received CMRT forms from 71% of the suppliers surveyed. We have not received sufficient information at this time from our suppliers to confirm with certainty the country of origin or source smelters for the 3TGs in our products.

(a) Efforts to determine country of origin of mine or 3TG

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain.  By adopting methodology outlined by RMI’s joint industry programs and outreach initiatives and requiring that our suppliers conform with the standards set forth in the OECD Guidance and report to us using the CMRT, we are continuing our efforts to determine the smelters and refiners used by our supply chain and verify the most reasonable known mine of origin information available.  Through this industry joint effort, we have made a reasonable determination of certain of the mines or locations of origin of the 3TG in our supply chain.  We have also requested that all of our suppliers support this initiative by adopting policies and procedures consistent with the industry-wide sourcing initiative and working to align their sources with the “Known” and “Conflict Free” lists of sourced minerals.

(b) Smelters or Refiners Identified

In adopting RMI’s industry approach to chain of custody, we have attempted to trace back the origin of 3TGs by identifying smelters, refiners or recyclers and scrap supplier sources.  Using the CMRT and the RMAP program, we sought to trace the mine of origin of the 3TG to its ore level.  The RMAP program audits smelters and refiners to ensure that all certified smelters and refiners only use ores that are conflict-free from the DRC and covered countries.  Our vendors have identified the names of 317 smelters and refiners which provide 3TGs for the parts manufactured by these vendors.  A list of the 55 countries in which these smelters and refiners are located is attached as Appendix A to this Report.  Not all of our vendors have fully responded to our due diligence survey and we will continue to compile the names of additional smelters and refiners identified by those vendors who did respond and are working to verify the information provided.  Certain of our vendors indicated that not all of their smelters and refiners have been certified as conflict-free and we are continuing our diligence to verify this information.

Attached as Appendix B is a list of all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by RMI. Since most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Appendix B actually processed the 3TGs contained in our products. Therefore, our list of processing smelters and refiners disclosed in Appendix B may contain more facilities than those that actually processed the conflict minerals contained in our products.

In accordance with OECD Guidelines, it is important to identify and assess risks associated with conflict minerals in the supply chain. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Our third-party provider compared these facilities listed in the responses to the list of smelters and refiners maintained by RMI to ensure that the facilities met the RMI definition of a 3TG processing facility that was operational during the 2017 calendar year.

In order to assess the risk that any of these smelters posed to our supply chain, our third-party provider determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the RMAP. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Smelters that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. The smelters and refiners receive an assessment of high-risk, medium-risk or low-risk based on the following 3 scoring criteria:
•	Geographic proximity to the DRC and covered countries;
•	RMAP audit status; and
•	Known or plausible credible evidence of unethical or conflict sourcing.

For suppliers that identified high-risk smelters of concern on their CMRT, we created a new escalation plan. These suppliers were contacted by our third-party service provider to evaluate whether or not these smelters could be connected to our products. The suppliers were asked to complete a product-level CMRT, rather than at company-level, to better identify the connection to products that they supply to the Company.

As we continue our due diligence efforts in 2018, we will continue to identify the smelters and refiners used by our vendors and compile a comprehensive list of those which are identified and verified with a source of origin in the Covered Countries.

Conclusion

Due to the size, breadth and complexity of our products and the constant evolution of our supply chain, the process of successfully tracing all of the conflict minerals used in our products back to their country of origin will require additional time and resources.  We are committed to implementing processes to improve the quantity and quality of responses from our supply chain and to verify the accuracy and completeness of the information we receive directly from suppliers or which is otherwise available to us through industry and other initiatives.

Our ability to make determinations about the presence and source of origin of 3TGs in our products depends upon a number of factors including, but not limited to, (i) the respective due diligence efforts of our tier one suppliers and their supply chain, as well as their willingness to disclose such information to us, and (ii) the ability and willingness of our supply chain to adopt the OECD Guidance and other initiatives or guidance that may develop over time with respect to responsible sourcing.  The failure to obtain reliable information from any level of our supply chain could have a material impact on our ability to provide meaningful information on the presence and origin of 3TGs in our products’ supply chain with any reasonable degree of certainty.  There can be no assurance that our suppliers will continue to cooperate with our diligence inquiries and our requests for certifications or to provide us with the documentation or other evidence that we consider reliable or in a time frame sufficient to allow us to make a reasonable and reliable assessment following appropriate further diligence measures, as may be required.

Appendix A
Frequency Electronics, Inc.
List of countries in which smelters and refineries are located
For the Year Ended December 31,  2017

Our 233 vendors identified an aggregate of 317 smelters and refiners which provide 3TG material to them for the manufacture of their products.  These smelters and refineries are located in 55 countries:

Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil,  Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Congo, Democratic Republic of the, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zimbabwe

Appendix B
Frequency Electronics, Inc.
List of smelters and refineries with country and Smelter ID#
For the Year Ended December 31,  2017

The below list reflects information from our suppliers that include smelters from their entire product lines.  Which may or may not be included in our products.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L’Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tin	Alpha	UNITED STATES	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	Brazil	CID002756
Tin	Thaisarco	THAILAND	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095